EXHIBIT 4




       REGISTRATION RIGHTS AGREEMENT


                THIS AGREEMENT, made as of this 28th
day of February, 1995 between TELESAT CABLEVISION, INC., a
Florida corporation ("Telesat" or "Holder"), and ADELPHIA
COMMUNICATIONS CORPORATION, a Delaware corporation (the
"Company").

                WITNESSETH:

                WHEREAS, Holder is the record and
beneficial holder of 1,000,000 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "Common Stock");


                WHEREAS, Holder and the Company are
among the parties to an Investment Agreement dated as of even date herewith, 1995 (the "Investment Agreement") pursuant to which Holder acquired the Shares;

                WHEREAS, the execution and delivery of
this Agreement is a condition of the Investment Agreement; and

                WHEREAS, Holder desires to have the
Shares subject to the rights described herein.

                NOW, THEREFORE, in consideration of the
mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                1.  Definitions.  For purposes of this
Agreement:

                  (a)  The term "Act" means the
Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect from time to time;

                  (b)  The term "Commission" means the
Securities and Exchange Commission or any other federal agency at the time primarily responsible for administering the Act;

                  (c)  The term "Registrable Securities"
means (1) the Shares and (2) any capital stock of the Company or a successor to the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, in each case, which are held by Holder.

                  (d)  The term "Rigas Shareholders"
means Dorellenic, Ionian Communications, L.P., Syracuse Hilton Head Holdings, L.P., Highland Holdings, John J. Rigas, Doris N. Rigas, Timothy J. Rigas, Michael J. Rigas, James P. Rigas, Ellen K. Rigas, any of their respective spouses, estates or lineal descendants, any trust created for the benefit of any such persons or, while and to the extent they are serving in such capacity, the executors, administrators or personal representatives of such persons, and any corporation, partnership or other entity owned or controlled by one or more of the Rigas Shareholders.

                2.  Registration Under the Act.

                  (a)  Within three (3) months following
the date hereof, the Company shall commence efforts to prepare and file a registration statement on Form S-3 or another appropriate form under the Act covering the registration of all of the Registrable Securities then outstanding, and the Company shall then use commercially reasonable efforts to cause such registration statement to be declared effective under the Act and kept effective until the second anniversary of the date of this Agreement, it being understood that such date shall be extended to reflect any period of sales suspension pursuant to Paragraph 2(b) or 11 or occurring as a result of an event described in the last sentence of Paragraph 4(a) (such date as it may be extended, the "Initial Expiration Date").

                  (b)  Notwithstanding the foregoing, the
Company shall not be obligated to cause a registration statement to be filed and declared effective pursuant to this Paragraph 2 or, if the registration statement is effective, the Company may request the Holder not to (and upon such request the Holder hereby agrees not to) make any sales pursuant thereto, for up to two periods of sixty (60) days each (provided that at least 60 days elapse between such 60 day periods), as the Company shall specify, provided that the Company shall furnish to Holder a certificate signed by the President or a Vice President of the Company stating that in the good faith judgment of the Company it would be detrimental to the Company or its shareholders for a registration statement to be filed or for sales to occur under an effective registration statement.

                  (c)  Holder shall promptly notify the
Company in writing of any sales made pursuant to any registration statement filed pursuant to this Agreement.

                  (d)  Commencing on the Initial
Expiration Date, if the Company shall thereafter receive a written
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request (specifying that it is being made pursuant to this Paragraph 2(d)
from the Holder of a majority in interest of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of all of the Registrable Securities then outstanding, then the Company shall use commercially reasonable efforts to file and have declared effective such registration statement under the Act and, subject to Paragraph 4(a), kept effective for a period of one year (the "Final Expiration Date").

                3.  Piggyback Registration.  (a)  If at any
time commencing three (3) months following the date hereof and ending twenty-four (24) months following the date hereof, the Company proposes to file a registration statement covering the registration of any of its Common Stock under the Act in connection with the offering of such securities by the Company or any of the Rigas Shareholders solely for cash on a form (other than Form S-4 or Form S-8) that would also permit the concurrent registration of the Registrable Securities, the Company shall promptly give Holder written notice of such determination. Upon the written request of Holder given within fifteen (15) business days after mailing of any such notice by the Company, the Company shall use reasonable commercial efforts to cause to be registered under the Act all of the Registrable Securities that Holder has requested be registered.

                  (b)  Notwithstanding any other provision
of Paragraph 3, if the underwriter selected by the Company or the Rigas Shareholders determines in good faith that factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting provided that any such partial exclusion shall be made on a pro rata basis based on the number of shares of Company equity securities registered by the requesting Holder and any other shareholders of the Company seeking to register equity securities of the Company pursuant to incidental or "piggy back" registration rights.

                  (c)  In the event that any registration of
Registrable Securities pursuant to this Paragraph 3 shall be, in whole or in part, a firm commitment underwritten offering of securities of the Company, any request by Holder to register Registrable Securities pursuant to Paragraph 3 must specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

                  (d)  The provisions of Paragraph 2(b)
shall also apply to registration statements under this Paragraph 3.

                4.  Registration Procedures.  Whenever
required under Paragraphs 2 or 3 to use commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall:

                  (a)  Prepare and file with the
Commission a registration statement with respect to such Registrable Securities and to cause such registration statement to become and remain effective; provided, however, that in connection with any periods of proposed registration under or in satisfaction of Paragraph 2, the Company shall in no event be obligated to cause any such registration to remain effective after the Initial Expiration Date or Final Expiration Date, as applicable. In connection therewith, the Company shall use its best efforts to notify Holder of the happening of any event during the period a registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and use commercially reasonable efforts to prepare a supplement or post-effective amendment to a registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be required to update, pursuant to this Paragraph 4, any such document during a period of sales suspension referred to in paragraph 2(b), provided further that the Company shall otherwise use its best efforts to comply in all respects with the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, together with all applicable rules and regulations of the Securities and Exchange
Commission promulgated thereunder.

                  Holder agrees that, upon receipt of any
such notice from the Company of the happening of any event of the kind described herein, Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, and, if so directed by the Company, Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  (b)  Prepare and file with the
Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c)  Furnish to Holder such numbers of
copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

                  (d)  Use its best efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by Holder for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of
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process in any such states or jurisdictions, and further provided that
(anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Holder pro rata based upon the number of shares registered by Holder and all other holders of equity securities of the Company seeking to register and sell such securities pursuant to such registration statement, to the extent required by such jurisdiction.

                  (e)  Furnish to each Holder a signed
counterpart, addressed to all such Holders, of (i) a "cold comfort" letter signed by the independent certified public accountants who have audited the Company's financial statements included in the registration statement, dated the effective date of such registration statement, and
(ii) an opinion of counsel for the Company, dated the closing date related to the sale of Shares (in a firmly underwritten sale), covering substantially the same matters with respect to the registration statement and the Shares as are customarily covered in opinions of issuers' counsel and in accountants' letters in underwritten public offerings, and shall furnish each Holder a customary accountants' bring down letter dated the closing date related to such sale of Shares, provided that the obligations of the Company set forth in this Paragraph 4(e) shall only arise if the registration statement is declared effective in the period beginning with the filing of the Company's Form 10-K for the applicable year and ending on the date 134 days after the fiscal year end to which such Form 10-K relates, and during any other period, such obligations shall arise only upon the written agreement of the Holders to pay all reasonable legal and accounting fees incurred in obtaining such accountants letter or opinions, as the case may be.

                  (f)  In connection with any underwritten
offering pursuant to a registration statement filed pursuant to Paragraph 2 hereof , the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Shares provided that such underwriting agreement contains reasonable and customary underwriting, indemnification, contribution and other provisions for such an offering, consistent with the past practices of the Company.

                5.  Obligation to Furnish Information.  It
shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that Holder shall furnish to the Company such information regarding Holder, or the Registrable
Securities held by Holder, and the intended method of disposition of such securities, as the Company shall reasonably request or as shall be required in connection with the action to be taken by the Company hereunder, including but not limited to information required by Items 507 and 508 of Regulation S-K under the Act. In the event that Holder reasonably determines to alter its method of disposition, the Company shall prepare and file with the Commission such pre-effective or post effective amendments or revised prospectuses (including preliminary prospectuses) as may be reasonably necessary to permit Holder to so dispose of Shares.

                6.  Expenses of Registration.  All expenses
incurred in connection with a registration effected pursuant to Paragraph 2 (excluding Holder's pro rata qualification expenses under Paragraph 4(d), underwriters' discounts and commissions, and counsel, advisory or consultant fees of Holder), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. Any expenses of a registered offering under Paragraph 2 not required to be borne by the Company shall be borne pro rata based upon the number of shares registered by Holder and all other holders of equity securities of the Company seeking to registered and sell such securities pursuant to such registration statement.

                7.  Company Registration Expenses.  In the
case of any registration effected pursuant to Paragraph 3, the Company shall bear any additional registration and qualification fees and expenses (excluding additional underwriters' discounts and commissions), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holder in such registration. Any such additional expenses of the registration not required to be borne by the Company shall be borne by the selling
Holder and any other stockholders participating in the registration, pro rata on the basis of the amount of securities so registered; provided, however, that if any such additional cost or expense is attributable solely to Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to Holder. In addition, Holder shall bear the fees and costs of its own counsel, advisors and consultants.

                8.  Underwriting Requirements.  In
connection with any offering involving an underwriting of shares being issued by the Company or sold by Rigas Shareholders under Paragraph
3, Holder hereby agrees to accept the terms of the underwriting as agreed upon between the Company and/or the Rigas Shareholders, as the case may be, and the underwriters selected by the Company.

                9. Delay of Registration. Holder shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                10. Indemnification.  In the event any
Registrable Securities are included in a registration statement under this
Agreement:

                  (a)  To the extent permitted by law, the
Company will indemnify and hold harmless Holder, its officers, directors, employees and agents, any underwriter (as defined in the Act) for it, and each person, if any, who controls Holder or such underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein or in any incorporated document a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise
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out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any registration; and will reimburse such Holder, its officers, directors, employees and agents, such underwriter, or controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Paragraph 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expenses or action if such settlement is effected without the consent of the Company (not to be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, expenses, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b)  To the extent permitted by law,
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint or several, to which the Company and/or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Company and/or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Paragraph 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of such Holder (which shall not be unreasonably withheld).

                  (c)  Promptly after receipt by an
indemnified party under this paragraph of notice of the commencement of any action or claim, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and, unless in the opinion of counsel for the indemnified party a conflict of interest exists between an indemnified party and the indemnifying party, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph to the extent of such prejudice, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

                  (d)  If the indemnification provided for in
this Paragraph 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  The parties agree that it would not be
just and equitable if contribution pursuant to this Paragraph 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e)  Notwithstanding the foregoing, to
the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                11.  Lockup Agreement.  In consideration
for the Company agreeing to its obligations under this Agreement, Holder agrees in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than, subject to the requirements of Paragraph 12, (a) those included in the registration and (b) sale transactions not involving a public offering, provided that the transferee of such Holder as a condition thereto and in connection therewith, agrees to be bound by and joins into this Paragraph 11), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 90 days from the effective date of such registration as the Company or the underwriters may specify. The Company hereby agrees to give Holder among other things written notice of the filing of a
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registration statement for a proposed underwritten offering to which the restrictions in this Paragraph 11 could apply if so requested.

                12.  Limitations on Assignment.  This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns; provided, that the registration rights granted to Holder in Paragraph 2 and Paragraph 3 hereof may not be assigned or transferred in whole or in part by Telesat to any transferee other than to a directly of indirectly wholly-owned subsidiary of Telesat or to an entity that owns, directly or indirectly, 100% of the outstanding capital stock of Telesat (such subsidiaries and entities, "Affiliates"), and any such Affiliate may freely reassign such rights to any other Affiliate, which Affiliate agrees to be bound by and joins in this Agreement as a Holder and thereby agrees among other things to provide all necessary information to the Company pursuant to Paragraph 5 in connection with a registration hereunder and all references herein to Holder shall as the context requires be deemed to be adjusted to reflect the existence of more than one Holder.

                13.  Information.  The Company covenants
and agrees to use its best efforts to make and keep public information available, as required by Rule 144(c) under the Act, at all times from the second anniversary of the date hereof to the third anniversary of the date hereof, if any Registrable Securities shall then be outstanding. The Company agrees to use its best efforts not to cause the Common Stock to be removed from registration pursuant to Section 12 of the Securities Exchange Act of 1934.

                14.  Termination.  Unless sooner terminated
pursuant to the terms of this Agreement, the obligations of the Company pursuant to Paragraphs 2 and 3 hereof as to Holder's Registrable
Securities shall expire upon the earlier of: (i) the sale or other disposition of such Registrable Securities by Holder, which is made together with an assignment of this Agreement in compliance with Paragraph 12 hereof, (ii) the Final Expiration Date of this Agreement or (iii) upon a Holder's failure to, or decision not to, include such Holder's Registrable Securities in a registration statement filed pursuant to Section 2(d), or
(iv) the date when Holder's Registrable Securities then outstanding may be resold during the succeeding three-month period without Holder being required to deliver a prospectus with respect thereto under the Act or the rules and regulations promulgated thereunder. In addition to the foregoing, the obligations of the Company pursuant to this Agreement shall terminate if Holder notifies the Company in writing that it does not wish to have its Shares registered under Paragraph 2 hereof.
Notwithstanding the foregoing, the obligations of the parties under Paragraph 10 hereof shall survive any such termination.

                15.  Entire Agreement.  This Agreement and
the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations relating thereto.

                16.  Governing Law.  This Agreement,
together with the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to any jurisdiction's conflicts of laws provisions.

                17.  Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                18.  Titles and Subtitles.  The titles and
subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

                19.  Notices.  Any notice, request or other
communication required or permitted under this Agreement shall be given in writing and shall be deemed to be effectively given upon
(i) personal delivery, (ii) delivery by U.S. Express Mail or other overnight courier service which provides evidence of delivery, (iii) legible facsimile transmission, or (iv) the expiration of three (3) days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed, in each case, as follows:
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                If to the Company:

                   Adelphia Communications Corporation
                   Attn:  Jake Kane
                   Colin H. Higgin
                   5 West Third Street
                   Coudersport, Pennsylvania  16915
                   Telephone: (814) 274-9830
                   Facsimile: (814) 274-8631

                   with a copy to:

                   Buchanan Ingersoll Professional Corporation
                   5800 USX Tower, 600 Grant Street
                   Pittsburgh, Pennsylvania 15219
                   Attn:  Carl E. Rothenberger, Esq.
                   Telephone:  (412) 562-8826
                   Facsimile:  (412) 562-9316

                If to Holder:

                   Telesat Cablevision, Inc.
                   c/o ESI Energy, Inc.
                   1400 Centerpark Boulevard, Suite 600
                   West Palm Beach, FL 33401
                   Attn:  L.J. Gelber
                   Telephone:  (407) 687-4800
                   Facsimile:  (407) 687-4932

                with a copy to:

                   Steel Hector & Davis
                   1900 Phillips Point West
                   777 South Flager Drive
                   West Palm Beach, FL 33401
                   Attn:  Elisa L. Fuller, P.A.
                   Telephone:  (407) 650-7247
                   Facsimile:  (407) 832-9368

or at such other address as any party may designate by ten (10) days advance written notice to the other party in accordance with the provisions of this Paragraph.

                   20.  Amendments.  This Agreement may not be
amended without the written consent of the Company and the holders of at least a majority in interest of the then outstanding Registrable Securities.
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                   IN WITNESS WHEREOF, the undersigned have
caused this Agreement to be executed by a duly authorized representative as of the day first above written.

                     HOLDER:

                     TELESAT CABLEVISION, INC.


                     By: /s/ L. J. Gelber

                     Name: L. J. Gelber

                     Title: Chairman


                     COMPANY:

                     ADELPHIA COMMUNICATIONS
                     CORPORATION


                     By: /s/ LeMoyne T. Zacherl

                     Name: LeMoyne T. Zacherl

                     Title: Vice President